Exhibit 99.1

Safe Harbor Financial Announces First Quarter 2023 Financial Results

- Processed a record $1.1 billion in deposits; monthly average balances on deposit increased 55% versus the same prior year period -

- Increased deposit capacity by up to $1 billion through recent Five Star Bank partnership -

- Significantly strengthened balance sheet, reduced total debt obligations by more than 60% -

GOLDEN, Colo., May 15, 2023 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, today announced its financial results for the quarter ended March 31, 2023 (“Q1 2023”). All financial information is provided in U.S. dollars unless otherwise indicated and is prepared under U.S. Generally Accepted Accounting Principles (“GAAP”).

Q1 2023 Financial Highlights

●	Revenue increased 150% to $4.2 million, compared to $1.7 million in Q1 2022
●	Processed deposits increased 33% to $1.1 billion compared to $808.5 million in Q1 2022
●	Monthly average number of accounts held with financial institution (“FI”) clients increased 68% to 993, compared to 590 in Q1 2022
●	Monthly average balances on deposit held with FI clients increased 55% to $213.6 million, compared to $137.7 million in Q1 2022
●	Balance sheet debt decreased approximately 60%; resolving more than $68.6 million of debt payables reported at year end 2022
●	Ended Q1 2023 with $8.6 million in cash

“For the first time in Safe Harbor’s history, we surpassed $1 billion in quarterly processed deposits, which reflects the regulated cannabis industry’s continued need for reliable and fully compliant financial services,” said Sundie Seefried, Chief Executive Officer at Safe Harbor. “During the quarter, our monthly average balances on deposit also reached a new high, putting the Company in an even better position as we continue to build our lending portfolio. Given this strong momentum, our recently announced partnership with Five Star Bank comes at an opportune time in Safe Harbor’s evolution: by increasing our capacity to accept up to an additional $1 billion in cannabis-business related deposits, this partnership supports Safe Harbor’s continued investment and deposit income growth, while enabling us to deliver the most robust and affordable cannabis banking solution available.”

First Quarter 2023 Operational Highlights

●	On February 8, 2023, Safe Harbor announced that Karl A. Racine commenced active participation on the Company’s Board of Directors following his January 2023 departure from the Washington, D.C. Attorney General’s office.

●	On March 30, 2023, the Company entered into agreements with Partner Colorado Credit Union (“PCCU”), the Company’s largest stockholder, resulting in the settlement of the approximately $64.7 million deferred payable owed to PCCU, comprised of $14.5 million in serviceable debt payable at a 4.25% annual interest rate over a five-year period; and 11.2 million shares of Class A common stock in the Company valued at $50,162,549.

Subsequent Operational Highlights

●	On April 17, 2023, Safe Harbor announced that, since the beginning of 2023, it has negotiated the resolution of approximately $68.6 million in debt obligations, including the approximately $64.7 million deferred payable owed to PCCU and the remaining approximately $3.9 million in debt, which was resolved via a payment of $1.7 million in cash and $700,000 in serviceable debt payable at 0% interest over a one-year period.
●	On April 20, 2023, the Company appointed Douglas Fagan, President and CEO of PCCU, its Board of Directors.
●	On May 11, 2023, Safe Harbor announced its partnership with Five Star Bank, a New York-based subsidiary of Financial Institutions, Inc. (NASDAQ:FISI), to expand crucial access to cannabis banking nationwide. Five Star Bank has the ability to dedicate up to $1 billion in deposit capacity through its relationship with the Company, which will afford cannabis businesses of all sizes greater access to credit facilities along with a robust suite of cannabis banking services.

2023 Financial Outlook

Based on the ongoing strength of the Company’s operations, Safe Harbor anticipates that full year 2023 revenue will increase by at least 50% compared to the $9.4 million in revenue reported for the 2022 full year. In addition, the Company expects to generate positive Adjusted EBITDA1 and positive cash flow from operating activities for the 2023 full year. The outlook is driven by the Company’s expectations regarding the value of deposits processed and the associated investment income; anticipated loan interest income; and consistent quarterly operating expenses.

1. Safe Harbor Financial discloses EBITDA, a non-GAAP financial measure calculated as net income before taxes and depreciation and amortization expense. Management of the Company uses this information in evaluating period over period performance because it believes it presents an important metric regarding the Company’s ongoing operating performance.

Q1 2023 Financial Results

For the quarter ended March 31, 2023, total revenue increased to $4.2 million, compared to $1.7 million in the prior year period, primarily due to higher investment and Deposit, Activity and Onboarding income.

First quarter 2023 operating expense increased to $5.8 million, compared to $1.2 million in the prior year period, primarily driven by significantly higher compensation and employee benefits; stock-based compensation expense, professional service expenses; advertising and marketing expense; amortization and depreciation expense; and business insurance.

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Net loss for Q1 2023 was $1.4 million, compared to net income of $0.5 million in the prior year period, primarily due to increased operating expenses and the loss in value of several of the financial instruments placed in connection with the business combination transaction with Northern Lights Acquisition Corp.

As at March 31, 2023, the Company had cash and cash equivalents of $8.6 million, compared to $8.4 million at December 31, 2022.

Conference Call Details:

The Company’s Chief Executive Officer, Sundie Seefried and Chief Financial Officer, Jim Dennedy will host a conference call and webcast at 4:30 pm ET / 1:30 pm PT today to discuss the Company’s financial results and provide investors with key business highlights.

Date:	Monday, May 15, 2023
Time:	4:30 pm ET / 1:30 pm PT
Live webcast and replay:	Click to access
Participant call link:	Click to access

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Currently managing more than 1000 cannabis-related relationships, Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $18 billion in deposit transactions for businesses with operations spanning over 40 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Media Contact

Safe Harbor Financial

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Investor Relations Contact

Mattio Communications

ir@mattio.com

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SHF Holdings, Inc.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,628,752	$8,390,195
Accounts receivable – trade	1,249,731	1,401,839
Contract assets	34,189	21,170
Prepaid expenses – current portion	135,649	175,585
Accrued interest receivable	186,371	40,266
Short-term loans receivable, net	11,728	51,300
Other current assets	-	150,817
Total Current Assets	10,246,420	10,231,172
Long-term loans receivable, net	277,010	1,250,691
Property, plant and equipment, net	201,971	49,614
Operating lease right to use assets	977,113	1,016,198
Goodwill	19,266,276	19,266,276
Intangible assets, net	10,266,176	10,621,087
Deferred tax asset	42,608,596	51,593,302
Prepaid expenses – long term position	675,000	712,500
Forward purchase receivable	4,584,221	4,584,221
Security deposit	17,795	17,795
Total Assets	$89,120,578	$99,342,856
LIABILITIES AND PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,252,224	$2,851,457
Accrued expenses	1,197,298	6,354,485
Contract liabilities	79,612	996
Lease liabilities – current	66,726	20,124
Senior secured promissory note – current portion	1,229,376	-
Deferred consideration – current portion	14,333,773	14,359,822
Due to seller - current portion	-	25,973,017
Other current liabilities	86,291	11,291
Total Current Liabilities	19,245,300	49,571,192
Warrant liability	233,362	666,510
Deferred consideration – long term portion	2,938,535	2,747,592
Forward purchase derivative liability	7,309,580	7,309,580
Due to seller – long term portion	-	30,976,783
Senior secured promissory note—long term portion	13,270,624	-
Lease liabilities – long term	979,269	1,008,109
Deferred underwriter fee	-	1,450,500
Indemnity liability	1,147,862	499,465
Total Liabilities	45,124,532	94,229,731
Commitment and Contingencies (Note 15)
Parent-Entity Net Investment and Stockholders’ Equity

Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 10,896 shares issued and outstanding on March 31, 2023, and Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 14,616 shares issued and outstanding on December 31, 2022, respectively	1	1
Class A common stock, $.0001 par value, 130,000,000 shares authorized 40,288,817 issued and outstanding on March 31, 2023, and Class A common stock, $.0001 par value, 130,000,000 shares authorized, 23,732,889 issued and outstanding on December 31, 2022, respectively	4,029	2,374
Additional paid in capital	90,687,265	44,806,031
Retained earnings	(46,695,249)	(39,695,281)
Total Parent-Entity Net Investment and Stockholders’ Equity	43,996,046	5,113,125
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$89,120,578	$99,342,856

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SHF Holdings, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2023	2022

Revenue	$4,180,379	$1,671,110

Operating Expenses
Compensation and employee benefits	$3,659,520	$722,525
General and administrative expenses	1,538,874	222,953
Professional services	449,246	130,816
Rent expense	87,742	25,025
Provision for credit losses	66,666	68,191
Total operating expenses	$5,802,048	$1,169,510
Operating (loss)/ income	(1,621,669)	501,600
Other (income) expenses
Interest expense	834,203	-
Change in fair value of warrant liability	(433,148)	-
Total other expenses	$401,055	$-
Net (loss) / income before income tax	(2,022,724)	501,600
Income tax benefit	$(609,277)	$-
Net (loss)/income	(1,413,447)	501,600
Weighted average shares outstanding, basic	25,670,730	-
Basic net loss per share	$(0.06)	$-
Weighted average shares outstanding, diluted	25,670,730	-
Diluted loss per share	$(0.06)	$-

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UNAUDITED CONSOLIDATED STATEMENTS OF PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent-Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	Earnings	Equity
Balance, December 31, 2022	14,616	$1	23,732,889	$2,374	$44,806,031	$-	$(39,695,281)	$5,113,125
Cumulative effect from adoption of CECL	-	-	-	-	-	-	(581,321)	(581,321)
Conversion of PIPE shares	(3,720)	-	4,726,200	473	5,004,727	-	(5,005,200)	-
Stock option conversion	-	-	629,728	62	1,570,719	-	-	1,570,781
Issuance of shares to PCCU (net of tax)	-	-	11,200,000	1,120	38,405,288	-	-	38,406,408
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	-	900,500
Net loss	-	-	-	-	-	-	(1,413,447)	(1,413,447)
Balance, March 31, 2023	10,896	$1	40,288,817	$4,029	$90,687,265	$-	$(46,695,249)	$43,996,046

FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent-Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	Earnings	Equity
Balance, December 31, 2021	-	$-	-	$-	$-	$7,339,101	$-	$7,339,101
Contribution from parent	-	-	-	-	-	59,999	-	59,999
Net profit	-	-	-	-	-	501,600	-	501,600
Balance, March 31, 2022	-	$-	-	$-	$-	$7,900,700	$-	$7,900,700

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SHF Holdings, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) / income	$(1,413,447)	$501,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	751,225	817
Stock compensation expense	1,570,781	-
Interest expense	1,064,232	-
Provision for credit losses	66,666	68,191
Lease expense	17,762	-
Income tax benefit	(609,277)	-
Change in fair value of warrant	(433,148)	-
Changes in operating assets and liabilities:
Accounts receivable	152,108	(43,276)
Contract assets	(13,019)	(8,611)
Prepaid expenses	77,436	(32,297)
Accrued interest receivable	(146,106)	67
Deferred underwriting payable	(550,000)	-
Other current assets	150,817	-
Accounts payable	(524,233)	19,717
Accrued expenses	(466,849)	10,446
Contract liabilities	78,616	(8,333)
Security deposit	-	(1,867)
Net cash provided by (used in) operating activities	(226,436)	506,454
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(548,671)	(4,416)
Issuance of new loans (net of repayment)	1,013,664	12,820
Net cash provided by investing activities	464,993	8,404
CASH FLOWS USED IN FINANCING ACTIVITIES:
Net change in parent funding, allocations, and distributions to parent	-	59,999
Net cash provided by financing activities	-	59,999

Net increase in cash and cash equivalents	238,557	574,857
Cash and cash equivalents – beginning of period	8,390,195	5,495,905
Cash and cash equivalents – end of period	$8,628,752	$6,070,762

Non-Cash transactions:
Shares issued for the settlement of PCCU debt obligation	$38,406,408	$-
Cumulative effect from adoption of CECL	$581,321	-

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SHF Holdings, Inc.

UNAUDITED Reconciliation of net income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Qtr Ended
	March 31,
	2023	2022
Net income	(1,413,447)	501,600
Interest expense	834,203	-
Depreciation and amortization expense	396,314	817
Board Compensation	-
Taxes	(609,277)
EBITDA	(792,207)	502,417

Other adjustments –
Loan loss provision	66,666	68,191
Stock based compensation	1,570,782
Change in warrants and forward purchase derivatives	(433,148)	-
Loan origination fees and costs	(2,175)	1,373
Adjusted EBITDA	409,918	571,981

Safe Harbor Financial discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures and are calculated as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Management of the Company uses this information in evaluating period over period performance because it believes it presents an important metric regarding the Company’s ongoing operating performance.

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